Exhibit 99.1

B&G Foods Appoints Kenneth G. Romanzi as Chief Operating Officer

PARSIPPANY, N.J., November 21, 2017 — B&G Foods, Inc. (NYSE: BGS) announced today that it has appointed Kenneth G. Romanzi as Executive Vice President and Chief Operating Officer, a newly created position, effective December 4, 2017.  Mr. Romanzi will serve on the Company’s executive management team, reporting to President and Chief Executive Officer, Robert C. Cantwell.

“After more than doubling the size of our business over the past two years, we believe now is an excellent time to supplement our already very strong executive management team with another highly talented executive,” said Mr. Cantwell.  “Ken Romanzi is a proven leader with extensive experience in the food and beverage industry.  We are very pleased to have Ken join our team.  As Chief Operating Officer, Ken will have a broad range of responsibilities as we continue to execute our growth strategy.”

Most recently, Mr. Romanzi served as president, fresh foods at WhiteWave Foods Corp., from March 2016 to October 2017, where he led Earthbound Farm Organic.  Prior to joining WhiteWave, Mr. Romanzi, served as senior vice president and chief operating officer, global brands of Ocean Spray Cranberries, Inc. from 2013 to 2015, and as senior vice president and chief operating officer of Ocean Spray’s North American food and beverage business from 2004 to 2013.

Before that, Mr. Romanzi served as president, U.S. toys division of Hasbro Inc.; president and chief executive officer of Ultimate Juice Company, a premium juice company whose brands included the Naked Juice brand; and president and chief executive officer of Balducci’s Direct, a gourmet food catalog business. Mr. Romanzi also served in positions of increasing responsibility at Nabisco, Inc., including president of Nabisco Refrigerated Foods and senior vice president sales & distribution of Nabisco Biscuit Company, and served at Cadbury Schweppes, as vice president, marketing and strategic planning, North America. Mr. Romanzi began his career in marketing at Frito-Lay, Inc.  Mr. Romanzi earned a bachelor of science in finance & accounting from Babson College.

“B&G Foods’ executive management team has done a tremendous job through the years transforming the Company from a small, regional pickles & peppers business to one of the leading public branded food companies in the nation,” said Mr. Romanzi.  “I look forward to working with Bob and the entire team at B&G Foods to assist with the future growth of the Company.”

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, Mrs. Dash, New York Style, Ortega, Pirate’s Booty, Polaner, SnackWell’s, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to B&G Foods’ growth objectives and Mr. Romanzi’s ability to help us achieve those objectives.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Dara Dierks	Matt Lindberg
866.211.8151	203.682.8214